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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the registration statements of NorAm Energy Corp. and Subsidiaries (the "Company") on Form S-3 (File Nos. 33-64001, 33-41493, 33-52853 and 33-55071) and Form S-8 (File Nos. 2-61923,
33-10806, 33-20594, 33-38063, 33-38064, 33-54241, 33-54247, and 33-54253) of
our report dated March 25, 1997 on our audits of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994, which report is included in this Annual Report on Form 10-K.




                                                     COOPERS & LYBRAND  L.L.P.


Houston, Texas
March 27, 1997